Exhibit 99.1

Exa Reports Second Quarter Fiscal 2017 Financial Results

License Revenue Increases 14%, Operating Leverage Continues to Improve

Burlington, Mass., August 29, 2016 – Exa® Corporation (NASDAQ: EXA), a global innovator in simulation software for product engineering, today announced financial results for the second quarter fiscal 2017, which ended July 31, 2016.

Revenue Summary

Second Quarter

	2Q17 (millions)	2Q16 (millions)	Growth Rate	Constant Currency Growth Rate
Total Revenue	$17.1	$15.5	11%	8%
License Revenue	$14.8	$13.0	14%	11%
Project Revenue	$2.3	$2.5	(7)%	(8)%

“Second quarter revenue was within our guidance range, reflecting the predictability of our licensing model. In addition, profitability exceeded our guidance range as we continue to realize the leverage in our operating model,” said Stephen Remondi, President and Chief Executive Officer of Exa. “We believe that our focus on license revenue, as we continue the conversion of project-based customers to ExaCLOUD-based recurring license customers, will drive stronger year-over-year revenue growth in the second half of the year. As such, we remain confident that we will deliver continued growth in both revenue and profitability in fiscal 2017, further strengthening our leadership position in the market.”

Second Quarter Fiscal 2017 Financial Highlights

Revenue

•	Total revenue for the second quarter of fiscal 2017 was $17.1 million, an increase of 11% compared to $15.5 million in the comparable period in fiscal 2016. On a constant currency basis, total revenue increased 8% when compared with the corresponding period in fiscal 2016.

•	License revenue was $14.8 million for the second quarter of fiscal 2017, compared to $13.0 million in the comparable period in fiscal 2016, representing an increase of 14%, or 11% on a constant currency basis.

•	Project revenue was $2.3 million for the second quarter of fiscal 2017, compared to $2.5 million in the comparable period in fiscal 2016, representing a decrease of 7%, or 8% on a constant currency basis.

Profitability

•	GAAP loss from operations was $(0.4) million in the second quarter of fiscal 2017, compared to a loss from operations of $(0.8) million in the comparable period in fiscal 2016.

•	Non-GAAP operating income was $0.1 million in the second quarter of fiscal 2017, compared to an operating loss of $(0.2) million in the comparable period in fiscal 2016.

•	GAAP net loss was $(0.7) million in the second quarter of fiscal 2017, compared to a net loss of $(1.2) million for the comparable period in fiscal 2016. GAAP net loss per share was $(0.05), based on 14.8 million diluted weighted average shares outstanding, compared to net loss per share of $(0.08) for the comparable period in fiscal 2016, based on 14.5 million diluted weighted average shares outstanding.

•	Non-GAAP net loss was $(0.3) million, or $(0.02) per diluted share in the second quarter of fiscal 2017, compared to a net loss of $(0.8) million, or $(0.06) per diluted share, in the comparable period in fiscal 2016.

•	Adjusted EBITDA was $1.0 million in the second quarter of fiscal 2017, compared to $0.5 million in the comparable period in fiscal 2016.

Balance Sheet

•	Cash and cash equivalents were $33.2 million as of July 31, 2016, compared to $39.2 million as of April 30, 2016.

Business Outlook

Based on information available as of today, Exa is providing third quarter and fiscal 2017 guidance as indicated below.

Third Quarter Fiscal 2017:

•	Total revenue is expected to be in the range of $18.8 million to $19.6 million.

•	GAAP net loss is expected to be in the range of $(0.9) million to $(0.3) million.

•	Adjusted EBITDA is expected to be in the range of $0.9 million to $1.5 million.

•	Non-GAAP net income is expected to be in the range of a loss of $(0.5) million to a profit $0.1 million.

•	Basic share count for the third quarter is estimated to be 14.8 million shares.

•	Diluted share count for the third quarter is estimated to be 15.2 million shares.

Full Year Fiscal 2017:

•	Total revenue is expected to be in the range of $73.4 million to $75.8 million.

•	GAAP net loss is expected to be in the range of $(2.9) million to $(2.6) million.

•	Adjusted EBITDA is expected to be in the range of $4.9 million to $6.4 million.

•	Non-GAAP net loss is expected to be in the range of $(1.5) million to $(0.5) million.

•	Basic share count for the full year is estimated to be 14.8 million shares.

•	Diluted share count for the full year is estimated to be 15.1 million shares.

The above guidance assumes an exchange rate of 1.11 US dollars per Euro and 104.0 Japanese yen per US dollar for fiscal year 2017.

An explanation and reconciliation of historical and forward-looking non-GAAP measures presented above, including revenue on a constant currency basis, adjusted EBITDA, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per diluted share, to the comparable GAAP measures is provided below and in the attachments to this press release.

Conference Call Information

What:	Exa’s second quarter fiscal 2017 financial results conference call

When:	Monday, August 29, 2016

Time:	4:30 p.m. ET

Webcast:	http://investor.exa.com (live and replay)

Live Call:	(877) 878-2664, Domestic

(970) 315-0423, International

Replay:	(855) 859-2056, Passcode 63984357, Domestic

(404) 537-3406, Passcode 63984357, International

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are presented on a GAAP basis, we disclose revenue on a constant currency basis, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and Adjusted EBITDA. These non-GAAP measures are not in accordance with, or an alternative for, amounts determined in accordance with generally accepted accounting principles in the United States. The GAAP measure most comparable to revenue on a constant currency basis is GAAP revenue. The GAAP measure most comparable to non-GAAP operating income (loss) is GAAP income (loss) from operations. The GAAP measure most comparable to non-GAAP net income (loss) and Adjusted EBITDA is GAAP net income (loss). The GAAP measure most comparable to non-GAAP net income (loss) per diluted share is GAAP net income (loss) per diluted share. A reconciliation of these non-GAAP financial measures to the corresponding GAAP measure is included below.

We define revenue on a constant currency basis as GAAP revenue, adjusted to reverse the impact of changes in the average exchange rates of currencies in which our international operations generated revenue and incurred expenses.

We define non-GAAP net income (loss) as net income (loss), excluding the after tax impact of non-cash, stock-based compensation expense and the amortization of acquired intangibles. We define EBITDA as net income (loss), excluding depreciation and amortization, interest expense, net, other income (expense), foreign exchange gain (loss) and benefit (provision) for income taxes, and we define Adjusted EBITDA as EBITDA, excluding non-cash, stock-based compensation expense.

Our management uses these non-GAAP measures when evaluating our operating performance and for internal planning and forecasting purposes. We believe that these measures help indicate underlying trends in our business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing our operating performance. For example, our international operations generate revenue and incur expenses that are denominated in foreign currencies. These amounts could be materially affected by currency fluctuations. Our principal exposures are to fluctuations in exchange rates for the United States dollar versus the Euro, British pound, Japanese yen, Chinese yuan and Korean won. Changes in currency exchange rates that are beyond our control can significantly affect our consolidated results of operations. We believe that disclosure of our revenue on a constant currency basis is useful as an indicator of demand for our solutions independent of the influence of currency exchange fluctuations. Management considers Adjusted EBITDA to be an important indicator of our operational strength and the performance of our business and a good measure of our historical operating trends. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP and, in particular, should not be considered a measure of our liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Investors should carefully consider the attached reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About Exa Corporation

Exa (Nasdaq: EXA) (www.exa.com) Corporation’s visualization and simulation software helps designers and engineers produce better vehicles and equipment. As a design evolves, Exa accurately predicts the performance of that design while providing actionable insight to optimize the performance of the product. With Exa, the need for costly physical prototypes and expensive late-stage changes is reduced. Now, designers and engineers are freed from the risk of producing compromised products that do not meet market and regulatory requirements. Some of the most successful product companies in the world use Exa, including BMW, Delphi, Denso, Fiat Chrysler, Ford, Hino, Honda, Hyundai, Jaguar Land Rover, Kenworth, Komatsu, MAN, Nissan, Peterbilt, Peugeot, Renault, Scania, Toyota, Volkswagen and Volvo Trucks.

Safe Harbor Statement

This press release, including the section entitled “Business Outlook,” contains forward-looking statements describing our expectations concerning future events and our future financial performance. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors” in our Annual Report on Form 10-K for the year ended January 31, 2016 and in our other SEC filings. These factors may cause our actual results to differ materially from those described in our forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake a responsibility to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

Media Contact:

Michelle Murray-Ross, Exa Corporation

+1 (781) 564-0251

michelle@exa.com

Investor Relations Contact:

Garo Toomajanian, ICR

+1 (781) 564-0337

investor@exa.com

EXA CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	July 31, 2016	January 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$33,187	$27,649
Accounts receivable	11,655	32,072
Prepaid expenses and other current assets	2,689	3,707

Total current assets	47,531	63,428
Property and equipment, net	10,832	12,032
Intangible assets, net	1,869	2,044
Deferred tax assets	441	428
Restricted cash	352	352
Other assets	775	737

Total assets	$61,800	$79,021

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,151	$3,462
Accrued expenses	7,458	12,199
Current portion of deferred revenue	26,014	32,849
Current portion of capital lease obligations	2,321	2,823

Total current liabilities	37,944	51,333
Deferred revenue	1,736	4,484
Capital lease obligations	1,657	2,549
Deferred rent	2,527	2,490
Other long-term liabilities	726	678

Total liabilities	44,590	61,534

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 14,853,358 and 14,663,621 shares issued, respectively; 14,820,856 and 14,631,119 shares outstanding, respectively	15	15
Additional paid-in capital	92,928	91,626
Accumulated deficit	(75,306)	(73,685)
Treasury stock (32,502 common shares, at cost)	0	0
Accumulated other comprehensive loss	(427)	(469)

Total stockholders’ equity	17,210	17,487

Total liabilities and stockholders’ equity	$61,800	$79,021

EXA CORPORATION

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Revenue:
License revenue	$14,810	$12,977	$28,869	$25,219
Project revenue	2,302	2,478	5,028	5,004

Total revenue	17,112	15,455	33,897	30,223

Operating expenses (1):
Cost of revenues	4,632	4,755	9,436	9,398
Sales and marketing	3,392	2,440	6,723	4,928
Research and development	6,023	5,952	12,234	12,122
General and administrative (2)	3,457	3,126	6,906	6,393

Total operating expenses	17,504	16,273	35,299	32,841

Loss from operations	(392)	(818)	(1,402)	(2,618)

Other (expense) income, net
Foreign exchange (loss) gain	(22)	(171)	193	(223)
Interest expense	(39)	(54)	(86)	(119)
Interest income	11	2	21	5
Other income, net	3	—	12	—

Total other (expense) income, net	(47)	(223)	140	(337)
Loss before income taxes	(439)	(1,041)	(1,262)	(2,955)
Provision for income taxes	(239)	(154)	(359)	(128)

Net loss	$(678)	$(1,195)	$(1,621)	$(3,083)

Net loss per share:
Basic	$(0.05)	$(0.08)	$(0.11)	$(0.21)
Diluted	$(0.05)	$(0.08)	$(0.11)	$(0.21)
Weighted average shares outstanding used in computing net loss per share:
Basic	14,784,795	14,535,539	14,711,429	14,420,562
Diluted	14,784,795	14,535,539	14,711,429	14,420,562
Comprehensive loss:
Net loss	$(678)	$(1,195)	$(1,621)	$(3,083)
Foreign currency translation adjustment	(75)	(12)	42	28

Comprehensive loss	$(753)	$(1,207)	$(1,579)	$(3,055)

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Cost of revenues	$39	$53	$83	$122
Sales and marketing	58	85	148	200
Research and development	162	185	345	426
General and administrative	178	168	350	357

Total	$437	$491	$926	$1,105

(2)	Includes amortization expense related to intangible assets as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
General and administrative	$88	$87	$175	$175

EXA CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Six Months Ended July 31,
	2016	2015
Cash flows provided by operating activities:
Net loss	$(1,621)	$(3,083)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,991	1,528
Stock-based compensation expense	926	1,105
Deferred rent expense	230	(179)
Deferred income taxes	(13)	—
Net change in operating assets and liabilities:
Accounts receivable	20,004	21,302
Prepaid expenses and other current assets	997	(276)
Other assets	(39)	68
Accounts payable	(910)	112
Accrued expenses	(5,102)	(3,635)
Other liabilities	47	(93)
Deferred revenue	(9,777)	(7,251)

Net cash provided by operating activities	6,733	9,598

Cash flows used in investing activities:
Purchases of property and equipment	(836)	(626)

Net cash used in investing activities	(836)	(626)

Cash flows used in financing activities:
Proceeds from stock option and warrant exercises	356	1,130
Payments of capital lease obligations	(1,456)	(1,301)

Net cash used in financing activities	(1,100)	(171)

Effect of exchange rate changes on cash	741	(180)

Net increase in cash and cash equivalents	5,538	8,621
Cash and cash equivalents, beginning of period	27,649	21,785

Cash and cash equivalents, end of period	$33,187	$30,406

Supplemental cash flow disclosures:
Cash paid for interest	$86	$119
Cash paid for income taxes	$1,117	$1,043
Supplemental disclosure of non-cash investing activities:
Decrease in unpaid purchases of property and equipment	$(337)	$—

EXA CORPORATION

Reconciliation of historical Non-GAAP to GAAP measures

(Unaudited)

(in thousands, except per share data)

Adjusted EBITDA:	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Net loss	$(678)	$(1,195)	$(1,621)	$(3,083)
Add back:
Depreciation and amortization	980	778	1,991	1,528
Interest expense, net	28	52	65	114
Other income, net	(3)	—	(12)	—
Foreign exchange loss (gain)	22	171	(193)	223
Provision for income taxes	239	154	359	128

EBITDA	588	(40)	589	(1,090)
Stock-based compensation expense	437	491	926	1,105

Adjusted EBITDA	$1,025	$451	$1,515	$15

Non-GAAP operating income (loss):	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Operating loss	$(392)	$(818)	$(1,402)	$(2,618)
Add back:
Stock-based compensation expense	437	491	926	1,105
Amortization of acquired intangible assets	88	87	175	175

Non-GAAP operating income (loss)	$133	$(240)	$(301)	$(1,338)

Non-GAAP net loss:	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Net loss	(678)	(1,195)	(1,621)	(3,083)
Add back:
Stock-based compensation expense	437	491	926	1,105
Amortization of acquired intangible assets	88	87	175	175
Income tax effect (1)	(184)	(199)	(385)	(445)

Non-GAAP net loss	$(337)	$(816)	$(905)	$(2,248)

Non-GAAP net loss, per diluted share:	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Net loss, per diluted share (2)	$(0.05)	$(0.08)	$(0.11)	$(0.21)
Add back:
Stock-based compensation expense	0.03	0.03	0.06	0.08
Amortization of acquired intangible assets	0.01	0.01	0.01	0.01
Income tax effect (1)	(0.01)	(0.02)	(0.03)	(0.03)

Non-GAAP net loss, per diluted share (2)(3):	$(0.02)	$(0.06)	$(0.06)	$(0.16)

(1)	The tax effect of non-cash stock-based compensation expense and non-cash amortization of acquired intangibles is estimated using a blended rate equivalent to our annual statutory United States federal tax rate and our estimated state tax rate. The tax effect is exclusive of any impact from valuation allowances established against our United States net deferred tax assets and other discrete items. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Share amounts utilized on a fully diluted basis were approximately 14.8 million and 14.5 million for the three months ended July 31, 2016 and 2015, respectively, and 14.7 million and 14.4 million for the six months ended July 31, 2016 and 2015, respectively.
(3)	Due to rounding, totals may not equal the sum of line items in the table above.

EXA CORPORATION

Reconciliation of forward looking Non-GAAP to GAAP measures

EBITDA and Adjusted EBITDA	Three months ended October 31, 2016	Year ended January 31, 2017
(in millions)
Net loss	$(0.9) - (0.3)	$(2.9) - (2.6)
Add back:
Depreciation and amortization	1.0	4.5
Interest expense, net	0.1	0.2
Provision for income taxes	0.2	1.3

EBITDA	0.4 - 1.0	3.1 - 3.4
Stock-based compensation expense	0.5	1.8 - 3.0

Adjusted EBITDA	$0.9 - 1.5	$4.9 - 6.4

Non-GAAP net (loss) income	Three months ended October 31, 2016	Year ended January 31, 2017
(in millions)
Net loss	(0.9) - (0.3)	(2.9) - (2.6)
Add back:
Stock-based compensation expense	0.5	1.8 - 3.0
Amortization of acquired intangible assets	0.1	0.3
Income tax effect (1)	(0.2)	(0.7) - (1.2)

Non-GAAP net (loss) income	(0.5) - 0.1	(1.5) - (0.5)

(1)	Non-GAAP financial information is adjusted using a blended rate equivalent to our annual statutory United States federal tax rate and our estimated state tax rate. The tax effect is exclusive of any impact from valuation allowances established against our United States net deferred tax assets and other discrete items. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.